UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014

Affinia Group Intermediate Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-128166-10 (Commission File Number)	34-2022081 (IRS Employer Identification No.)

1101 Technology Drive, Ann Arbor, Michigan (Address of principal executive offices)		48108 (Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2014, Affinia Group Inc. (the “Company”), a direct wholly-owned subsidiary of Affinia Group Intermediate Holdings Inc. (“Parent”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with VCS Quest Acquisition LLC, an affiliate of Federal-Mogul Corporation (“VCS Quest”), pursuant to which the Company has agreed to sell, and to cause certain of its subsidiaries to sell, certain assets to VCS Quest, and VCS Quest has agreed to purchase such assets and assume certain liabilities, related to the Company’s chassis products group, which includes the design, manufacture, assembly, sale and distribution of steering, suspension and driveline components to aftermarket customers in North America, Europe and Asia (the “Chassis Business”). The closing of the transaction is subject to the receipt of regulatory approvals and satisfaction of other customary closing conditions. A summary of key terms of the Asset Purchase Agreement is provided below.

Purchase Price

In connection with closing under the Asset Purchase Agreement, VCS Quest will pay the Company an initial purchase price of $150,000,000 plus or minus an adjustment reflecting an estimate of the working capital of the Chassis Business, calculated in accordance with a process established in the agreement. After closing, the parties will determine a final purchase price reflecting the actual closing working capital of the Chassis Business, as well as other adjustments, also calculated in accordance with a process established in the agreement. Following determination of the final purchase price, the Company will pay to VCS Quest (or vice versa, as the case may be) the difference between the initial purchase price and final purchase price.

Assets Sold by the Company and Liabilities Assumed by VCS Quest

Pursuant to the Asset Purchase Agreement, the Company and certain of its subsidiaries will sell to VCS Quest substantially all assets owned on the closing date and used in or related to the Chassis Business, including accounts and other receivables, machinery and equipment, inventory, contracts, specified intellectual property and real property. The liabilities to be assumed by VCS Quest pursuant to the Asset Purchase Agreement include current liabilities of the Chassis Business, liabilities arising under purchased contracts, warranty and recall obligations subject to certain exceptions, and liabilities related to employees continuing with the Chassis Business.

Assets and Liabilities Retained by the Company

Following the transactions contemplated by the Asset Purchase Agreement, Parent, the Company and its subsidiaries will retain a number of assets, including capital stock of the Company and its subsidiaries, certain excluded intellectual property, and product lines, contracts, assets or property not used in or relating to the Chassis Business. In addition, the Company and its subsidiaries will retain a number of liabilities related to the Chassis Business, including indebtedness of the Company or its subsidiaries, liabilities related to employees not continuing with the Chassis Business, certain environmental liabilities, product liability obligations relating to products designed, manufactured, assembled, sold or distributed by the Chassis Business before closing, and liabilities relating to the Company’s business, operations, properties or facilities not included in the Chassis Business.

Representations and Warranties, Covenants and Termination Provisions

The Asset Purchase Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including agreements (1) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Asset Purchase Agreement and the closing thereunder and (2) not to engage in certain kinds of transactions during this period. The Asset Purchase Agreement also contains provisions governing circumstances under which either the Company or VCS Quest may terminate the agreement. Upon a termination of the agreement under specified circumstances, VCS Quest may be required to pay the Company a termination fee equal to $30,000,000.

A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The description of the Asset Purchase Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement set forth in Exhibit 2.1. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants, or any description thereof, as characterizations of the actual state of facts or condition of any of the parties to the Asset Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On January 22, 2014, the Company issued a press release announcing entry into the Asset Purchase Agreement referred to in Item 1.01 of this report. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

All discussions in this report regarding the anticipated results, timing or other expectations regarding the transactions contemplated by the Asset Purchase Agreement are estimates that are subject to change. See “Forward-Looking Statements” below.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 21, 2014, the Company entered into the Asset Purchase Agreement referred to in Item 1.01 of this report. The discussion in Item 1.01 is incorporated herein by reference into this Item 2.05.

The Company expects that it will incur certain exit costs as a result of the transactions contemplated by the Asset Purchase Agreement and related efforts to restructure its business. The Company anticipates that these costs will include one-time termination benefits, contract termination costs and other costs. The Company currently is formulating an estimate of these costs and will report them after a good faith estimate is made. The expected completion date of the transactions contemplated by the Asset Purchase Agreement is not determinable as of the date of this report.

All discussions of costs and time periods set forth in this report are estimates which, while based on the Company’s current expectations, are subject to change. See “Forward-Looking Statements” below.

FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include comments concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical. When used in this report, the words “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” or future or conditional verbs, such as “could” “may,” “should,” or “will,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there is no assurance that these expectations, beliefs and projections will be achieved. For a discussion of other risks and uncertainties that could materially affect our business financial condition or future results see Part I, “Item 1A. Risk Factors” in our Annual Report on form 10-K for the year ended December 31, 2012. With respect to all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this report. Such risks, uncertainties and other important factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement, the inability to complete the transactions contemplated by the Asset Purchase Agreement, domestic and global economic conditions and the resulting impact on the availability and cost of credit; financial viability of key customers and key suppliers; our dependence on our largest customers; increased crude oil and gasoline prices and resulting reductions in global demand for the use of automobiles; the shift in demand from premium to economy products; pricing and pressures from imports; increasing costs for manufactured components, raw materials and energy; the expansion of return policies or the extension of payment terms; risks associated with our non-U.S. operations; risks related to our receivables factoring arrangements; product liability and warranty and recall claims brought against us; reduced inventory levels by our distributors resulting from consolidation and increased efficiency; environmental and automotive safety regulations; the availability of raw materials, manufactured components or equipment from our suppliers; challenges to our intellectual property portfolio; our ability to develop improved products; the introduction of improved products and services that extend replacement cycles otherwise reduce demand for our products; our ability to achieve cost savings from our restructuring plans; our ability to successfully effect dispositions of existing lines of business; our ability to successfully combine our operations with any businesses we have acquired or may acquire; risk of impairment charges to our long-lived assets; risk of impairment to intangibles and goodwill; the risk of business disruptions related to a variety of events or conditions including natural and man-made disasters; risks associated with foreign exchange rate fluctuations; risks associated with our expansion into new markets; the impact on our tax rate resulting from the mix of our profits and losses in various jurisdictions; reductions in the value of our deferred tax assets; difficulties in developing, maintaining or upgrading information technology systems; risks associated with doing business in corrupting environments; our substantial leverage and limitations on flexibility in operating our business contained in our debt agreements. Additionally, there may be other factors that could cause our actual results to differ materially from the forward-looking statements. Our forward–looking statements apply only as of the date of this report or as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Asset Purchase Agreement, dated January 21, 2014, by and between Affinia Group Inc. and VCS Quest Acquisition LLC

99.1	Press Release of Affinia Group Inc. issued January 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.
Date: January 22, 2014	By:	/s/ Steven E. Keller
	Name:	Steven E. Keller
	Title:	General Counsel

EXHIBIT INDEX

2.1	Asset Purchase Agreement, dated January 21, 2014, by and between Affinia Group Inc. and VCS Quest Acquisition LLC

99.1	Press Release of Affinia Group Inc. issued January 22, 2014